EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated August 14, 1996 (except for Note 10, as to which the date is September 25,
1996) in Amendment No. 4 to the Registration Statement on Form SB-2 and related Prospectus of Eco Soil Systems, Inc. for the registration of 3,795,000 shares of its common stock.


                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP


San Diego, California
January 15, 1997